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                                 MANAGEMENT AGREEMENT
                                 --------------------


    THIS AGREEMENT ("Agreement") is made and entered into this 25th day of September, 1996 by and between JAMES SIM ("Sim") and VOICENET, INC., a Delaware corporation (the "Company").

                                W I T N E S S E T H :

     WHEREAS, Sim desires to render management and related general and administrative services to the Company of the nature hereinafter described; and

     WHEREAS, the Company is willing to have Sim render such services, all upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereto intending to be bound hereby, it is mutually agreed as follows:

    1.   THE SERVICES.


         (a) Sim hereby agrees to provide to the Company such management and related general and administrative support services as the board of directors of the Company or its stockholders may, from time to time, request (the "Services"). Such Services shall include, without limitation:

              (i) serviving upon, if elected by the shareholders of the Company, and advising the board of directors of the Company in connection with the management of the business of the Company, including the setting of corporate policies, new product and new business development, financing, acquisitions and divestitures of assets and related matters;

              (ii) assistance with relations with banks, finance companies and other lenders to the Company;

              (iii) assistance with the retention and supervision of sales and management employees and professionals rendering services, from time to time, to the company, including attorneys and accountants;

              (iv) assistance with the negotiation of and obtaining additional or alternative debt and/or equity financings for the Company and its affiliates;

              (v) assisting the management of the company in connection with credit, collection and accounting functions.

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         (b)  In connection with the rendering of the Services, Sim shall make available to the Company as Sim shall determine to be necessary and advisable assist the Company.

         2.   COMPENSATION.

         (a) In consideration for the Services, throughout the term of this Agreement, the Company shall pay to Sim an annual management fee (the "Management Fee") of Thirty Thousand ($30,000) Dollars per annum. Such Management Fee shall be payable in equal quarter-annual installments of $7,500 each, commencing on the first month of the successful completion of a public offering of securities by the Company.

         (b) Such annual Management Fee may be increased by the board of directors of the Company.

         (c) Voicenet will reimburse Sim for any and all expenses incurred by Sim, in good faith, in the performance of his duties hereunder and, Sim shall account for such expenses to Voicenet, except that for each expenditure exceeding $500, Sim shall obtain the prior approval of Voicenet, which approval may be oral. Such reimbursement shall cumulate and be paid with the monthly compensation due hereunder.

         3. CARE AND CONFIDENTIALITY.

    In the performance of his services, Sim shall be obligated to act only in good faith, and shall only be obligated to meet the ordinary standards of care of a management consultant advising a company; provided, however, that so long as Sim is a member of the Board of Directors of the Company he shall exercise the duties incumbent on a corporate director under Delaware law. Sim shall devote such time and effort to the performance of his duties hereunder as Sim shall determine is reasonably necessary for such performance. Sim may look to such others for such factual information,business and investment recommendations, economic advice and/or research, upon which to base his advice to Voicenet hereunder, as he shall in good faith deem appropriate. Voicenet shall furnish to Sim all information relevant to Sim's performance of this Agreement and his duties as a director of the Company, or particular projects as to which Sim is acting as advisor, which will permit Sim to know all facts material to the advice to be rendered, and all material or information reasonably requested by Sim ("Evaluation Material"). In the event that Voicenet fails or refuses to furnish Evaluation Material reasonably requested by Sim, and thus prevents or impedes Sim's performance hereunder, any inability of Sim to perform shall not be a breach of his obligations hereunder.

    3. TERM. This Agreement shall become effective on the date of successful completion of the public offering of the securities of the Company and shall continue thereafter for three years, unless earlier terminated by mutual agreement of Sim and the Company.

    4.   MISCELLANEOUS.


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         (a)  This Agreement shall be governed and construed pursuant to the substantive laws of the State of New York.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and assigns, including any successor to the assets, securities or business of a party hereto, whether pursuant to a sale of securities, assets, merger, consolidation or like combination.

         (c) Any notices required to be given pursuant to this Agreement shall be deemed to be given three (3) days after mailing by certified or registered mail, return receipt .requested, or upon receipt when hand-delivered or submitted by facsimile transmission as follows:

    If to Sim:


    If to the Company:            Suite 517
                                  380 Lexington Avenue
                                  New York, New York 10168
                                  Attention: Mr. Frank Carr




    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                        VOICENET., INC.


                        By:
                             ______________________________________________
                             Frank Carr, President & CEO


                        ___________________________________________________
                        James Sim


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